LOAN AGREEMENT BETWEEN
                         LINSANG MANUFACTURING, INC. AND
                                AJIT K. MEDHEKAR

      This Loan Agreement ("Agreement") is entered into as of this 12th day of December 2002, by and between Linsang Manufacturing, Inc., a Delaware corporation with its principal place of business at 6435 Virginia Manor Road, Beltsville, MD 20705 ("LMI"), and Ajit K. Medhekar with its principal place of business at 440 Navaro Place, #102 San Jose, CA 95134 ("Ajit").

                                    ARTICLE I

      Section 1.1. Loan. Ajit agrees, on the terms and conditions set forth below, to lend to LMI, upon the execution of this Agreement, the sum of $200,000. This loan shall be evidenced by a single promissory note, in the principal amount of $200,000 in the form attached as Exhibit A to this Agreement ("Note").

      Section 1.2. Interest and Repayment. LMI shall repay the principal amount outstanding under the Note on demand, and payments of interest shall be made annually on each anniversary date hereof and at full payment of the principal amount of the Note. LMI may make prepayments under the Note at any time without premium or penalty provided that interest accrued on the amount of any prepayment shall be paid with such prepayment.

      Section 1.3. Method of Payment. Whenever any payment of principal or interest to be made hereunder or under the Note becomes due on a Saturday, Sunday, or public holiday or the equivalent for banks generally under the laws of Maryland (any other day being a "Business Day"), such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the amount of interest then to be paid. All payments and prepayments hereunder shall be made to Ajit at its address stated on the first

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page hereof or to a bank and for an account designated by Ajit in a notice to the Company, in such money of the United States as at the time of payment shall be legal tender for the payment of public and private debts and in federal or other immediately available funds.

                   ARTICLE II. WARRANTIES AND REPRESENTATIONS

      Section 2.1. Organization. LMI warrants and represents that it is a corporation validly organized, existing and in good standing under the laws of Delaware; that it has all requisite power and authority to own, lease, and operate its assets, property and business and to carry on the operations of its business as they are now being conducted; and that it is duly qualified to do business in any jurisdiction in which the nature of its operations so requires.

      Section 2.2. Authority; Approvals. LMI warrants and represents that the Persons executing this Agreement and the Note on behalf of LMI are duly authorized by LMI, all necessary resolutions or other authorizing acts and documents having been issued, to enter into this Agreement and to issue the Note, and to bind LMI to perform this Agreement and the Note in accordance with their respective terms; that the execution and performance of this Agreement and the Note are within the duly authorized powers of LMI and do not contravene any law, rule, or regulation applicable to LMI, the certificate of incorporation, by-laws of LMI, or any contractual obligation binding upon LMI; that the lawful execution, delivery and performance of this Agreement and the Note do not require any filing with, notice to or approval by any governmental entity; and that this Agreement and, when issued, the Note shall be valid, legal and binding obligations of LMI and enforceable against LMI in accordance with their respective terms.

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      Section 2.3. No Default. LMI warrants and represents that no event has occurred and no condition exists which, upon the execution of this Agreement, would constitute an Event of Default hereunder, nor is LMI in material default under any other agreement, organizational document, statement of policy, by-law or other instrument to which it is a party or by which it may be bound.

      Section 2.4. Litigation. LMI warrants and represents that there are no actions, suits, investigations or proceedings pending or threatened against or affecting LMI or its properties before any court or governmental department, commission, board, bureau, agency or instrumentality which, if determined adversely to LMI would have a material adverse effect on the financial condition, properties or operations of LMI.

                                   ARTICLE III

      Section 3.1. Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

            (a) Failure to pay, when due the principal of or any interest on the Note, whether upon full payment hereof, upon acceleration or otherwise;

            (b) LMI becomes a Debtor in any voluntary or involuntary case under Title 11, U.S. Code or any similar state law (which, if involuntary, is not dismissed within 60 days); makes any assignment for the benefit of creditors; fails to pay its debts generally as they become due or consents to the appointment of any receiver, trustee or liquidator of all or any substantial portion of the assets of LMI,

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            (c) final judgment or judgments for the payment of money aggregating in excess of $100,000 is or are outstanding against LMI for a period of 30 days or more and have not been discharged or stayed; or

            (d) failure by LMI to perform any other material covenant, condition or agreement which it is obligated to perform hereunder or under any other material instrument or agreement binding upon it or its assets, if such failure shall continue for more than 10 days.

      Section 3.2. Remedies on Default. Whenever any Event of Default shall have occurred and be continuing, Ajit may, by written notice to LMI, declare the entire indebtedness outstanding under the Note immediately due and payable; and Ajit shall have all of the remedial rights of a creditor and secured party under this Agreement, the Note, the Uniform Commercial Code as enacted in the applicable jurisdiction governing this Agreement, and under other applicable law, including, without limitation, (a) the right to apply to a court of equity for injunctive relief; and (b) the right, without notice to LMI (any such notice being expressly waived hereby) to set off and apply any or all money, instruments, credits or other assets of LMI (including, without limitation obligations owed by Ajit to LMI) against any obligations of LMI to Ajit, first under this Agreement and then under any other instrument or agreement with LMI, irrespective of whether Ajit has made any demand hereunder or under the Note and although such obligations may be unmatured.

      Section 3.3. Exercise of Remedies. No right, remedy or power conferred upon or reserved to Ajit under this Agreement or the Note or arising out of this Agreement or the Note is intended to be exclusive of any other available right, remedy or power, but each and every such

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right, remedy or power will be cumulative and will be in addition to any other right, remedy or power given under this Agreement or such Note or now or hereafter existing at law or in equity or by statute. No delay or omission by Ajit to exercise any right, remedy or power accruing upon any Event of Default will impair any such right, remedy or power or be construed to be a waiver thereof, unless such waiver is in writing, signed by Ajit, and then only to the extent set forth therein. Any right, remedy or power of Ajit hereunder may be exercised from time to time and as often as may be deemed expedient by Ajit, and a waiver by Ajit on one occasion shall not be construed as a bar to, or waiver of, any such exercise on any other occasion. In order to entitle Ajit to exercise any right, remedy or power reserved to it under this Agreement or the Note, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.

      Section 3.4. Fees and Expenses; Indemnification. In the event that Ajit should engage attorneys or incur other expenses for the enforcement of performance or observance of any obligation or agreement on the part of LMI contained herein or in the Note, LMI agrees that it will, on demand, pay to Ajit the reasonable fees of such attorneys and such other expenses so incurred, whether or not suit is brought. LMI also agrees to indemnify and hold harmless Ajit against any costs, expenses, fees, liabilities or penalties incurred by it relating in any way to this Agreement.

                            ARTICLE IV. MISCELLANEOUS

      Section 4.1. Choice of Law; Interpretation. This Agreement is governed by and shall be construed in accordance with the laws of Maryland (without reference to the choice of law

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rules thereof). Article and Section headings used herein are for convenience only and shall not affect the construction or interpretation of this Agreement. Use of the singular shall include the plural, and vice versa, whenever appropriate to protect the interests of Ajit; the conjunctive shall include the disjunctive, and vice versa, whenever so appropriate, and masculine, feminine, and neuter pronouns shall be considered interchangeable. Specification of any section or subsection herein shall be deemed to include specification of any exhibit or appendix referred to therein. Each party to this Agreement has participated in its drafting, and this Agreement shall be interpreted without reference to any rule of construction providing for interpretation of documents against the Persons drafting them. As used herein, "Person" includes any individual, corporation, trust, partnership, association, or other legal entity, and any government or agency or department or division thereof.

      Section 4.2. Notices. All notices, certificates or other communications hereunder will be sufficiently given and will be deemed given (a) on the fifth day following the day on which the same are mailed by certified or registered mail, postage prepaid, bearing the address of Ajit or LMI as each is stated herein, whichever is appropriate, or (b) when delivered by hand delivery to any officer of Ajit or LMI or when sent to Ajit or LMI by facsimile with receipt confirmed by telephone. Ajit and LMI may, by notice given hereunder, designate any future or different address to which subsequent notices, certificates or other communications shall be sent.

      Section 4.3. Severability. In the event that any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

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      Section 4.4. Counterparts. Two or more duplicate originals of this
Agreement may be signed by the parties, each of which will be an original but all of which together shall constitute one and the same agreement.

      Section 4.5. Binding Effect; Modification. This Agreement shall bind and inure to the benefit of the parties, their legal representatives, successors and assigns, except that LMI may not assign or transfer its rights hereunder or any interests herein without the prior written consent of Ajit. This Agreement and its Exhibits, together with the provisions of the Note and other documents specifically identified herein, constitute the final, complete and exclusive agreement between the parties hereto relating to the subject matter hereof superseding all prior or contemporaneous oral or written understandings with respect to such subject matter, and no amendment or waiver of any provision of this Agreement or the Note nor consent to any departure by LMI therefrom shall in any event be effective unless the same shall be in writing and signed by Ajit and LMI, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      Section 4.6. Arbitration; Venue; Service. Any controversy or claim between or among the parties, including but not limited to those arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the administration of and the Commercial Rules of the American Arbitration Association

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("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief. No provision of this Section shall limit the right of any party to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after or during the pendency of any arbitration proceeding. With respect to any matter not submitted to arbitration, LMI by accepting this Agreement hereby consents to venue and jurisdiction of any local or federal court located within the State of Maryland. LMI also waives personal service of any process on LMI, its officers or registered agents, and consents that such process shall be made by certified mail, return receipt requested, directed to LMI at the address above, and service so made shall be deemed completed within ten (10) days after it has been mailed. Ajit and LMI, after receiving the advice of their respective counsel, waive trial by jury in all litigation in any court arising out of this Agreement, the Note, or any other documents executed in connection with this Agreement.

      Section 4.7. Relationship of Parties. The relationship of Ajit and LMI under or arising in any way out of this Agreement is limited to creditor and secured party, in the case of Ajit, and debtor, in the case of LMI. Ajit in no way assumes any fiduciary obligations to LMI.

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      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date stated on the first page hereof.


Attest:                               LINSANG MANUFACTURING, INC.

/s/ Mary Faith Boyer                  BY: /s/ Luis P. Negrete
--------------------------                --------------------------------------
Mary Faith Boyer                          Luis P. Negrete
Secretary                                 President


                                       AJIT K.MEDHEKAR

                                       BY: /s/ Ajit K. Medhekar
                                          --------------------------------------
                                          Ajit K. Medhekar